UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 19, 2023
Date of Report (date of Earliest Event Reported)
NEWTEKONE, INC.
(Exact Name of Company as Specified in its Charter)

Maryland	814-01035	46-3755188
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4800 T Rex Avenue, Suite 120, Boca Raton, Florida 33431
(Address of principal executive offices and zip code)

(212) 356-9500
(Company’s telephone number, including area code)

(Former name or former address, if changed from last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.02 per share	NEWT	Nasdaq Global Market LLC
5.75% Notes due 2024	NEWTL	Nasdaq Global Market LLC
5.50% Notes due 2026	NEWTZ	Nasdaq Global Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibits), including statements regarding NewtekOne, Inc.’s (“NewtekOne” or the “Company”) contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of NewtekOne's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause NewtekOne's actual results to differ materially from those described in the forward-looking statements can be found in NewtekOne's Annual Report on Form 10-K for the year ended December 31, 2022, which has been filed with the Securities and Exchange Commission and are available on NewtekOne's website (https://investor.newtekbusinessservices.com/sec-filings), and on the Securities and Exchange Commission’s website (www.sec.gov). Any forward-looking statements made by or on behalf of NewtekOne speak only as to the date they are made, and NewtekOne does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.

Item 8.01.     Other Events.

On April 13, 2023, NewtekOne, its wholly-owned subsidiary Newtek Small Business Finance, LLC (“NSBF”) and the U.S. Small Business Administration (“SBA”) entered into an agreement in connection with NSBF’s and the Company’s subsidiary Newtek Bank, N.A.’s participation in the SBA 7(a) loan program (the "Agreement"). NSBF has been licensed by the SBA for over twenty years as a small business lending company (SBLC) that has originated and serviced loans through the SBA 7(a) Program (as authorized by section 7(a) of the Small Business Act, 15 U.S.C. 636(a)). The Company’s business plan prepared in connection with the acquisition of the National Bank of New York City (renamed Newtek Bank, N.A.), provided for all SBA 7(a) loan originations to be transitioned to Newtek Bank and for NSBF to cease originations of SBA 7(a) loans. Pursuant to the Agreement, NSBF has begun to wind-down its operations and NSBF’s SBA 7(a) pipeline of new loans has been transitioned to Newtek Bank. During this wind-down process, NSBF will continue to own the SBA 7(a) loans and PPP Loans currently in its SBA loan portfolio to maturity, liquidation, charge-off, or (subject to SBA’s prior written approval), sale or transfer. NSBF will continue to service and liquidate its SBA loan portfolio, including processing forgiveness and loan reviews for PPP Loans, pursuant to an SBA approved lender service provider agreement with Newtek Small Business Lending (“SBL”). In addition, during the wind-down process, NSBF will be subject to minimum capital requirements established by the SBA, be required to continue to maintain certain amounts of restricted cash available to meet any obligations to the SBA, have restrictions on its ability to make dividends and distributions to the Company, and remain liable to SBA for post-purchase denials and repairs on the guaranteed portions of SBA 7(a) loans originated and sold by NSBF, from the proceeds generated by NSBF’s SBA loan portfolio. The Company will guarantee NSBF’s obligations to the SBA and has agreed to create and fund a $10 million account to secure these obligations. The Company’s, NSBF’s and SBL’s dedicated lending team and employees are now supporting Newtek Bank, as well as NSBF’s management team and employees who are now part of the Newtek Bank and its SBL subsidiary. In April 2023, Newtek Bank began funding and servicing the SBA 7(a) loans in NSBF's pipeline, following the NewtekOne SBA 7(a) loan business model.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEKONE, INC.

Date: April 19, 2023	By:	/S/ BARRY SLOANE
Barry Sloane
Chief Executive Officer, President and Chairman of the Board